Exhibit 10.3

OMNIBUS AMENDMENT

                        This OMNIBUS AMENDMENT (this “ Amendment ”) to the TECO Guaranties (as defined below), dated as of October 31, 2001, by and among TECO Energy, Inc. (“ Guarantor ”) and Administrative Agent (as defined below).

W I T N E S S E T H:

                        WHEREAS, Panda Gila River, L.P., a Delaware limited partnership (“ Gila River Borrower ”), Citibank, N.A., as administrative agent (in such capacity, “ Gila River Administrative Agent ”), Societe Generale, as LC Bank (“ LC Bank ”) and the other financial institutions named therein (the “ Banks ”) have entered into that certain Gila River Project Credit Agreement, dated as of May 31, 2001 (the “ Credit Agreement ”), pursuant to which the Banks agreed to make certain advances of credit to Gila River Borrower in the amounts specified and on the terms and subject to the conditions set forth therein;

                        WHEREAS, Gila River Borrower, Citibank, N.A., as administrative agent (in such capacity, “ Gilla River Bridge Administrative Agent ” and together with Gila River Administrative Agent, “ Administrative Agent ”), and the other financial institutions named therein (the “ Bridge Banks ”) have entered into that certain Gila River Project Bridge Loan Agreement, dated as of May 31, 2001 (the “ Bridge Loan Agreement ”), pursuant to which the Bridge Banks agreed to make certain advances of credit to Gila River Borrower in the amounts specified and on the terms and subject to the conditions set forth therein;

                        WHEREAS, Guarantor has entered into that certain Equity Bridge Guaranty, dated as of May 31, 2001 (the “ Equity Bridge Guaranty ”), in favor of Gila River Administrative Agent, pursuant to which Guarantor guaranteed the obligations of Gila River Borrower under the Bridge Loan Agreement;

                        WHEREAS, Guarantor has entered into that certain Equity Contribution Guaranty, dated as of May 31, 2001 (the “ Equity Contribution Guaranty ”), in favor of Gila River Administrative Agent, pursuant to which the Guarantor guaranteed the equity contribution obligations of the partners of Gila River Borrower under that certain Equity Contribution Agreement (as defined in the Credit Agreement);

                        WHEREAS, Guarantor has entered into that certain Contingent Equity Contribution Guaranty, dated as of May 31, 2001 (the “ Contingent Equity Contribution Guaranty ” and together with the “Equity Contribution Guaranty” and the “Equity Bridge Guaranty”, the “ TECO Guaranties ”), in favor of Gila River Administrative Agent, pursuant to which Guarantor guaranteed certain contingent payment obligations of the partners of Gila Borrower under that certain Contingent Equity Contribution Agreement (as defined in the credit Agreement”); and

                        WHEREAS, Guarantor has requested that the definition of the term “Contingent Obligation” and Section 4.3(b) of each TECO Guaranty be modified as set forth herein to clarify that a structured finance transaction being contemplated by Guarantor does not trigger certain covenants of Guarantor set forth in such TECO Guaranties.

AGREEMENT

                        NOW THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the TECO Guaranties as follows:

            Section 1.    Definitions and Interpretation . Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the TECO Guaranties.

            Section 2.    Amendments to TECO Guaranties.

                        2.1    Definition of Contingent Obligation . The definition of the term “Contingent Obligation” in each of the TECO Guaranties is hereby amended by deleting the last sentence of such definition and adding in lieu thereof;

  “The amount of any Contingent Obligation shall be deemed to be the maximum probable liability in respect thereof (assuming such Person is required to perform thereunder) as determined in good faith by Guarantor.”

                        2.2    Section 4.3(b) . Section 4.3(b) of each TECO Guaranty is hereby amended by deleting the word “its” in the fourth line thereof and adding in lieu thereof the phrase “any Significant Subsidiary’s”.

            Section 3.    Miscellaneous .

                        3.1    Execution and Effectiveness of this Amendment . This Amendment, once executed, shall be construed as an omnibus amendment to the TECO Guaranties. This Amendment shall be effective as of the date hereof upon the execution and delivery of this Amendment by the parties hereto.

                        3.2    Headings . Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Amendment.

                        3.3    Counterparts . This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                        3.4    Severability . Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                        3.5    Governing Law . This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                        3.6    No Other Amendments . This Amendment is made in amendment and modification of, but not extinguishment of, the obligations of Guarantor set forth in the TECO Guaranties, and, except as specifically modified pursuant to the terms of this Amendment, the terms and conditions of the TECO Guaranties hall remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the parties hereto under the TECO Guaranties. Except as otherwise expressly provided herein, the execution, delivery and performance by the parties hereto of this Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any of the TECO Guaranties amended hereby.

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